UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 13, 2012

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390 (Commission file number)	06-1195422 (IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Cessation of Employment as Senior Vice President, Chief Financial Officer.  On April 13, 2012, Michael Lyftogt submitted his resignation as Senior Vice President, Chief Financial Officer, effective as of the end of day on April 22, 2012.  Effective April 23, 2012, Mr. Lyftogt will continue as an employee of the Company in the role of Chief Accounting Officer.  There were no changes made with respect to Mr. Lyftogt’s current compensation arrangements in connection with such changes in position.

On April 17, 2012, the Company issued a press release announcing the election of Mr. Peter Michielutti as the Company’s Senior Vice President, Chief Financial Officer, as well as Mr. Lyftogt’s return to his prior position as Chief Accounting Officer.

(c)           Election of Senior Vice President, Chief Financial Officer.  On April 23, 2012, Mr. Michielutti is expected to commence employment as the Company’s Senior Vice President, Chief Financial Officer.  Mr. Michielutti, age 55, most recently served as Senior Vice President, Chief Financial Officer at CSM Corporation, a commercial real estate company, where he was employed from September 2009 to April 2012.  Prior to joining CSM Corporation, Mr. Michielutti was self-employed as an independent consultant from April 2009 to September 2009.  He was employed from August 2007 to March 2009 as Executive Vice President, Chief Financial Officer for Whitehall Jewelers, a retailer of fine jewelry.  From January 2006 to August 2007, he was a retail consultant to Prentice Capital Management, LP, an investment company.  From April 2001 to January 2006, he served in several executive officer positions at Wilson’s Leather (“Wilson’s”), a retailer of leather outwear and accessories.  Prior to Wilson’s he also held executive positions with U.S. Bancorp and Fingerhut Companies after starting his career with Household International, Inc.  Mr. Michielutti is not related to any officer or director of the Company.

(e)           Certain Compensation Arrangements.  In connection with Mr. Michielutti’s election as Senior Vice President, Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors approved the terms of a one-year employment agreement with, and equity awards to, Mr. Michielutti.  Mr. Michielutti will be entitled to (i) an annual salary of $350,000; (ii) participate, subject to meeting the eligibility requirements, in the benefit plans and programs generally available to senior executives; and (iii) receive three equity awards, to be granted under the Company’s 2005 Stock Incentive Plan (as amended to date), to be effective April 23, 2012.  The equity awards consist of (x) a non-qualified stock option to purchase 30,000 shares of the Company’s Common Stock (the “Option”), such grant to be made and be effective as of Mr. Michielutti’s first day of employment with the Company, with an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange

(“NYSE”) as of the effective date of grant; subject to the terms of the Option Agreement, the Option shall vest and become fully exercisable on April 19, 2013, and shall expire ten years from the date of grant; (y) a performance-based restricted stock award in the amount of 20,000 shares, such grant to be made and be effective as of his first day of employment with the Company (the “20,000 Share Grant”);and (z) a performance-based restricted stock award under the Company’s equity incentive program for the current fiscal year, such award to be granted and made effective as of his first day of employment with the Company and having a value of $35,000 at the date of grant (the “$35,000 Grant”).  With respect to the 20,000 Share Grant,  (1) if, on or prior to April 19, 2013, the closing stock price of the Company’s common stock, as reported on the NYSE, exceeds $3.50 for a period of twenty consecutive trading days, then the performance-based restrictions on the first tranche of 10,000 restricted shares will lapse, and (2) if, on or prior to April 19, 2013, the closing stock price of the Company’s common stock, as reported on the NYSE, exceeds $4.50 for a period of twenty consecutive trading days, then the performance-based restrictions on the second tranche of 10,000 restricted shares will lapse.  With respect to the $35,000 Grant, the performance-based restrictions will lapse, or the underlying shares will be forfeited, following a determination by the Compensation Committee after the completion of the current fiscal year as to whether, and to what extent, the Company’s financial performance has met or exceeded the operating income target upon which the award is based.

Other than as set forth above, Mr. Michielutti is not a party to any transaction with the Company.

Item 7.01  Regulation FD Disclosure.

On April 17, 2012, the Company announced Mr. Michielutti’s election as Senior Vice President, Chief Financial Officer in a press release being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Christopher & Banks Corporation Press Release dated April 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President,
General Counsel

Date: April 17, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Christopher & Banks Corporation Press Release dated April 17, 2012.